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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $.01 par value per share, of United Medicorp, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 19th day of June, 2006.

                                        STEVENS FINANCIAL GROUP, L.L.C


/s/ Robert H. Moton                     By: /s/ Danniel E. Stevens
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Robert H. Moton                         Name: Danniel E. Stevens
                                        Its: Managing Member


/s/ Danniel E. Stevens                  /s/ Jacquelyn Marie Lee-Stevens
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Danniel E. Stevens                      Jacquelyn Marie Lee-Stevens


/s/ Sondra Bell                         /s/ Cleston Lord
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Sondra Bell                             Cleston Lord


/s/ Robert Clouse
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Robert Clouse